SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 AMENDMENT NO. 3


                              TRITON ENERGY  LIMITED
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                 Cayman  Islands                               None
         -----------------------------                  ------------------
        (State  or  other  jurisdiction  of             (IRS Employer
                incorporation)                         Identification  No.)



          Caledonian  House,  Mary  Street
                      P.O.Box  1043
                      George  Town
          Grand  Cayman,  Cayman  Islands                      NA
          -------------------------------                    ------
        (Address  of  principal  executive  offices)       (Zip  Code)


Securities  to  be  registered  pursuant  to  Section  12(b)  of  the  Act:

          Title  of each class                    Name of each exchange on which
           to be so registered                    each class is to be registered
          --------------------                    ------------------------------

          Preference  Share  Purchase  Rights     New  York  Stock Exchange

Securities  to  be  registered  pursuant  to  Section  12(g)  of  the  Act:

            None
          --------
          (Title  of  Class)



Item  1.     Description  of  Securities  to  be  Registered
             -----------------------------------------------

     Triton Energy Limited (the "Company") and The Chase Manhattan Bank, as Rights Agent, have executed Amendment No. 3 to the Rights Agreement (the "Rights Agreement"), dated as of March 25, 1996, to reflect that Oppenheimer Group, Inc. has reduced its ownership level in the Company and accordingly will no longer be allowed to increase its ownership level to 15% or more without being deemed an Acquiring Person for purposes of the Rights Agreement.

Item  2.     Exhibits
             --------

     1. Amendment No. 3, dated as of January 5, 1999, to Rights Agreement, dated as of March 25, 1996, between the Company and The Chase Manhattan Bank (as successor by merger to Chemical Bank), as Rights Agent.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         TRITON  ENERGY  LIMITED



Date:  January  31,  1999               By:/s/  Robert  B.  Holland,  III
                                           ------------------------------
                                           Robert B. Holland, III,
                                           Chief Operating Officer

                                  Exhibit Index
                                  -------------

1. Amendment No. 3, dated as of January 5, 1999, to Rights Agreement, dated as of March 25, 1996, between the Company and The Chase Manhattan Bank (as successor by merger to Chemical Bank), as Rights Agent.